Exhibit 10.84



                         POSTABANK ES TAKAREKPENZTAR RT.
                                    as Lender

                                 HUNGAROTEL RT.
                                   PAPATEL RT.
                                       KNC
                                  RABA-COM RT.
                               HTCC CONSULTING RT.
                                  as Borrowers

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                                  as Guarantor


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                       HUF equivalent of U.S.$170,000,000

                    MULTI CURRENCY CREDIT FACILITY AGREEMENT

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THIS AGREEMENT is made on October 10, 1996, effective as of October 15, 1996.
BETWEEN
(1)      Postabank es Takarekpenztar Rt. ("the Bank"), 1132 Budapest,
         Vaci ut 48.
         as Lender ("Lender" or "Bank").
and
(2)      Hungarotel Tavkozlesi Rt. ("Hungarotel"), 1126 Budapest,
         Kiralyhago u.2.
(3)      Papa es Tersege Telefon Koncesszios Reszvenytarsasag
         ("Papatel"), 8500 Papa, Major u. 2.
(4)      Kelet-Nograd Com. ("KNC"), 3100 Salgotarjan, Munkasotthon ter
         1.
(5)      RABA-Com Tavkozlesi es Telekommunikacios Koncesszios Rt.
         ("Raba-Com."), 9600 Sarvar, Ady Endre u. 1.
(6)      HTCC Consulting Rt. ("HTCC Consulting"), 1126 Budapest,
         Kiralyhago u. 2.
         (2) to (6) together hereinafter referred to as "Borrowers", and any one of them a "Borrower")
and
(7) Hungarian Telephone and Cable Corp. ("HTCC USA"), Hungarian address: 1126 Budapest, Kiralyhago u. 2., ("the Guarantor")

Lender, Borrowers and Guarantor are hereinafter referred as to "Parties",

WHEREAS
The Lender has issued a commitment letter dated September 30, 1996 which was amended the same day (the "Commitment Letter") in which the Lender irrevocably stated and confirmed that it would finance the telecommunication development of the HTCC subsidiaries, Hungarotel, KNC, Raba-Com, Papatel - (hereinafter: "HTCC Subsidiaries"), and according to the terms and conditions of the Commitment Letter with the cooperation of enterprises jointly appointed by Fazis Rt. and the Lender, and the Lender shall accept full responsibility for the provision of the facility.


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NOW, IT IS AGREED AS FOLLOWS:

                                     PART 1
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS AND INTERPRETATION

         The following terms have the meanings given to them in this Clause 1.1.

         "Agreement" means this MULTI CURRENCY Credit Facility
         Agreement.

         "Advance" means, except as otherwise provided herein, an advance made or to be made by the Bank hereunder.

         "Available Facility" means, at any time, the aggregate amount of the Facility at such time.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open for business in Budapest.

         "Event of Default" means any circumstances described as such in Part 8 (Events of Default).

         "Encumbrance" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person or (c) any other type of preferential arrangement (including title transfer and retention arrangements) having a similar effect.

         "Exchange Rate" means, save as otherwise provided herein, the USD/HUF commercial sell exchange rate of the Bank on the


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         relevant date.

         "Facility" means the MULTI CURRENCY loan facility in an aggregate amount of the HUF equivalent of USD 170,000,000. (one hundred and seventy million) as established by this Agreement.

         "Final Maturity Date of HUF Loan" means December 31, 2006.

         "Final Maturity Date of USD Loan" means December 31, 2002.

         "Group" means the Guarantor and the Borrowers for the time being.

         "HUF or forint" means the lawful currency of the Republic of Hungary.

         "HUF Loan" means the aggregate of all Advances drawn down in HUF.

         "LIBOR" means, in relation to any amount owed by an Obligor hereunder on which interest for a given period is to accrue, the rate per annum equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the rates at which Barclays Bank was offering to prime banks in the London Interbank Market deposits in the currency of such amount for such period at or about 11.00 a.m. (London time) on the relevant date for such period.

         "Loan" means the aggregate principal amount for the time being outstanding hereunder.

         "Notice of Drawdown" means a notice substantially in the form set out in the Fourth Schedule (Notice of Drawdown).



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         "Permitted  Lien" means (i) liens of vendors,  carriers  and  mechanics arising by law in the ordinary course of business for sums not yet due or contested in good faith, (ii) liens for taxes not yet due and payable, and (iii) Postabank's liens.

         "Obligors" means the Borrowers and the Guarantor and "Obligor" means any one of them.

         "Repayment Date" means, in relation to any Advance, the last day of the Term thereof.

         "Term" means, except as otherwise provided herein, in relation to any Advance, the period for which such Advance is borrowed as specified in the Notice of Drawdown relating thereto.

         "Transfer Certificate" means a certificate signed by the Bank and a Transferee whereby:

         (a) the Bank seeks to procure the transfer to Transferee of all or a part of the Bank's rights, benefits and obligations hereunder as contemplated in clause 12.3 (Assignments and Transfers by Bank); and

         (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Borrower as is contemplated in Clause 12.3.

         "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate.

         "Transferee" means any third party, to which the Bank seeks to transfer all or part of its rights, benefits and obligations hereunder pursuant to the provisions of clause 12.3.

         "USD or US Dollars" means the lawful currency of the United States of America.

         "USD Loan" means the aggregate of all Advances drawn down in USD.

1.2      INTERPRETATION ANY REFERENCE IN THIS AGREEMENT TO:

         the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the commercial sell exchange rate of the Lender on such date for the purchase of the first currency with the second currency;

         "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money borrowed, whether present or future, actual or contingent;

         a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day, and references to "months" shall be construed accordingly.

         A "quarter" means any quarter of the calendar year starting at January 1 and ending at March 31, or starting at April 1 and ending at June 30, or starting at July 1 and ending at September 30, or starting at October 1, and ending at December 31.


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         "subsidiary" of a company or corporation means any company or corporation:

         (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;
         (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or
         (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

         "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed by the relevant authorities of the Republic of Hungary.

         "value date" shall be construed as a reference to the day when a transfer to a particular bank account is completed and the transferred funds have been credited to that particular bank account and are at the full disposal of the bank account holder.

         "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time by the relevant authorities of the Republic of Hungary.

         "wholly-owned subsidiary" shall be construed as a reference to any company or corporation which has no other members or


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         shareholders  except that other company or  corporation  and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

         "winding-up",   "dissolution"  or  "administration"  of  a  company  or
         corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the Republic of Hungary including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

                                     PART 2
                                  THE FACILITY

2.1      THE FACILITY

2.1.1 GRANT OF THE FACILITY The Bank grants to the Borrowers, upon the terms and subject to the conditions hereof, a MULTI CURRENCY credit facility in an aggregate amount of the HUF equivalent of USD 170,000,000. (one hundred seventy million) calculated using the Exchange Rate. A maximum of 20 (twenty) percent of the facility may be drawn down in USD. At the option of the Borrowers, the amount of interest due in the two year period following the date of execution of this Agreement may be capitalized, thereby automatically increasing the amount of the Facility as specified in this section.

2.1.2 In respect of any Advance that is drawn down in USD (subject to the limit referred to above in clause 2.1.1) which the relevant Borrower, immediately upon receipt of the USD, wishes to convert to HUF, the relevant exchange rate for the conversion to be applied by the Lender is the USD/HUF commercial buy rate.

2.1.3 MATURITY OF THE FACILITY The final maturity date of the Facility is December 31, 2006. The final maturity date of the USD Loan portion of the Facility is December 31, 2002.

2.1.4 PURPOSE AND APPLICATION The Facility is intended for the refinancing of a portion of the existing indebtedness of the Borrowers, for the telecommunication development of the Borrowers, and for general working capital purposes, and accordingly, the Borrowers shall apply all amounts raised by it hereunder in or towards satisfaction of its refinancing and development financing requirements and for general working capital purposes.

2.1.5 INDIVIDUAL LOAN AGREEMENTS The Lender and each Borrower shall enter into individual loan agreements for the amounts set out in the First Schedule to this Agreement next to their respective names, which individual loan agreements will reflect the terms and conditions of this Agreement.

2.1.6 SEVERAL LIABILITY AND NOT JOINT The liability of the Borrowers under this Agreement shall be several and not joint.

                                     PART 3
                           UTILISATION OF THE FACILITY

3.1      DELIVERY OF NOTICE OF DRAWDOWN

         In accordance with the Notice of Drawdown attached to this Agreement as the Fourth Schedule, a Borrower may from time to time request the making of an Advance according to the Second Schedule ("Proposed Draw Down Schedule") under the individual loan agreements by the delivery to the Bank, not more than ten nor less than five Business Days before the proposed date for the making of such Advance, of a duly completed Notice of Drawdown therefor. This Clause shall not apply for the first Advance which is dealt with in Clause 3.4.

3.2      DRAWDOWN DETAILS

         Each Notice of Drawdown delivered to the Bank pursuant to Clause 3.1 shall be irrevocable and shall specify:

         a) the proposed date for the making of the Advance requested;

         b) the currency of denomination of the Advance requested, which shall be in HUF or USD (subject to the limit on USD Advances set out in clause 2.1.1);

         c) the amount of the Advance requested, which shall be an amount of the integral multiple of HUF 10,000,000 (or, if the Advance is to be denominated in USD, such comparable and convenient amount thereof) and the amount of which shall not exceed the Available Facility adjusted to take account of the amounts in USD of any Advances which are scheduled to be made or repaid on or before the date of drawdown of the proposed Advance; and

         d) the account to which the proceeds of the proposed drawdown is to be paid.

3.3      DRAWDOWN CONDITIONS

         If the Borrower requests an Advance in accordance with the preceding provisions of this Clause 3 and, on the proposed date for the making of such Advance:

         a) if the request is for an Advance in USD, the amount in USD of such Advance does not exceed the maximum USD portion of the Available Facility and if the request is for an Advance in HUF, the amount in HUF of such Advance does not exceed the Available Facility; and

         b) no Event of Default has occurred and the representations set out in Clause 7 (Representations) are true on and as of the proposed date for the making of such Advance; and

         c) the proposed date for the making of such Advance is no later than 31 March 1999 then, except as otherwise provided herein, such Advance will be made in accordance with the provisions hereof.

3.4      FIRST ADVANCE

         The first Advance, which shall be used (i) to repay loans provided by the Guarantor to the Borrowers from, among other sources, funds borrowed by the Guarantor from Citicorp North America, Inc. ("Citicorp") and other lenders, and (ii) to pay the management fee of the Lender as set out in clause 5, will be transferred to and deposited in the relevant Borrowers' accounts, and the Borrowers hereby instruct the Bank to transfer the deposited first Advances in USD to the Bank account of the Guarantor. The Lender hereby agrees to exchange HUF amounts of the loan into USD using the Exchange Rate without charging further fees. The Guarantor hereby instructs the Bank to transfer to and deposit in the appropriate Citicorp account the amount due to settle the Citicorp loan made to the Guarantor. The Parties agree and the Lender undertakes that the above mentioned transfers shall be completed in such a way that the Citicorp Loan Settlement Account and the bank accounts of the other relevant creditors of the Guarantor will be credited on value date October 15, 1996.

3.5      CURRENCY OF DRAWDOWN

         The Bank shall disburse the Advance to a Borrower, in USD or HUF at the option of the Borrower, but in USD only to the extent set out in Clause 2.1, - pursuant to statutory regulation from time to time. If the Advance is disbursed in HUF, the Bank shall disburse the loan applying the Exchange Rate in force on the day of the disbursement.

3.6      DOCUMENTING OF  THE FACILITY DISBURSEMENT

         The Bank shall inform the Borrowers of all financial transactions by sending an account statement. The account statement contains the facility settlement account number, the account number for handling other financial transactions in relation to the Facility.

3.7      DAY OF DRAWDOWN

         The day of the Advance drawdown is the day when the Bank debits its facility settlement account number specified in point 3.6 with the amount of the Advance according to the Notice of Drawdown and the Bank is entitled to transfer the amount of the Advance to the relevant Borrower's account on the same day without further instructions.

                                     PART 4
                                    INTEREST

4.1      PAYMENT DATE OF INTEREST

         A Borrower shall pay accrued interest on all Advances it receives quarterly on the last day of each quarter, or at the option of the Borrower, interest may be capitalized thereby automatically increasing the amount of the facility above USD 170,000,000 as specified under section 1. This option is only
         available in respect of the interest due in the period up to December 31 1998. In case the loan matures or expires during the quarter, the due date is the date of maturity and expiration, respectively.

4.2      THE RATE OF INTEREST

         The rate of interest applicable to an Advance for a quarter during its Term shall be

         a) in respect of Advances in HUF, the weighted arithmetical average of the yield on six and twelve month discounted Hungarian treasury bills during the previous quarter plus
                  2.5 per cent.

                  The weighted arithmetical average is calculated by reference to the average of the published yield of all 6 and 12 month Treasury Bills issued in the quarter, weighted for the amount of such issues.

                  If the issuance of the discounted treasury bills is terminated during the term of the Facility, then the interest of the loan shall be calculated on the basis of securities representing Hungarian government debt of the same term as the above, and in the absence of such securities the parties shall agree with regard to the calculation of the interest within 30 days. If they fail to do so, the Bank is entitled to terminate the Agreement on 360 days notice. Until the notice period expires, the last applicable interest rate, calculated on the basis of the above, shall prevail.

         b) in respect of Advances in USD, the LIBOR rate on the first day of the quarter for the six months term plus 2.5 per cent. Interest maintained in USD but paid in HUF shall be paid by the Borrowers to the Bank calculated by applying the Exchange Rate in force at the time the payment is due.

4.3      CALCULATION OF INTEREST

         Interest shall be calculated only in respect of amounts which have actually been drawn down. The Bank shall inform the Borrower of the extent of the interest 10 days before the interest payment date. Interest calculation - by applying the annual interest rate, daily interest calculation on a 365/360 day basis - is done according to the following formula:

   outstanding amount * term shown in calendar days * interest rate
                                    360 * 100

         The Bank shall calculate interest on the amount of the Loan from the date of drawdown until the day preceding the date when payment obligations of the Borrower are fulfilled.

4.4      INTEREST DEDUCTION

         The Bank shall pay to Hungarotel an interest rate deduction of USD 2,000,000 (two million) (or the HUF equivalent thereof, at the option of Hungarotel) in cash in quarterly installments of USD 250,000 (or the HUF equivalent thereof, at the option of Hungarotel) beginning on the first quarter following execution of this Agreement and terminating on the second anniversary thereof. The Parties agree that this interest deduction in cash shall be due to Hungarotel regardless of whether the interest is paid by Hungarotel or capitalised according to Clause 4.1.

                                     PART 5
                                 MANAGEMENT FEES

5.1 A management fee equal to the HUF equivalent of USD 5,600,000 (five million six hundred thousand), to be split equally among the Borrowers, is payable to the Bank. The portion of the management fee to be paid by a Borrower becomes payable at the time of the first Advance made to the relevant Borrower and will be deducted from such first Advance.

5.2 Apart from those set out in Clause 5.1 the Bank shall charge no further fees in relation to the Facility including but not limited to any kind of arranging fee, administration fee, etc.

                                     PART 6
                                    REPAYMENT

6.1      MATURITY OF THE FACILITY

         The final maturity date of the Facility is December 31, 2006. The final maturity of the USD Loan portion of the Facility is December 31, 2002.

6.2      REPAYMENT OF THE FACILITY

6.2.1 The repayment of the aggregate of the Advances drawn down by March 31, 1999 is due in equal quarterly installments between March 31, 1999 and December 31, 2006.

6.2.2 The Borrowers must provide sufficient funds on their respective accounts without special notice from the Bank to the extent and at maturity dates specified herein covering the loan amount and interest due; the Borrowers acknowledge that the Bank is entitled to transfer funds from the above described accounts to the facility settlement account on due dates without any special instructions.

6.2.3 The day when the Bank credits the repaid amount to the facility settlement account is the day when a Borrower satisfies its payment obligations.

6.3.     PREPAYMENT

         A Borrower shall be entitled to repay each or all Advances in full at any time prior to the maturity of the Facility on 30 days notice.

6.4.     CURRENCY OF THE REPAYMENT

         A Borrower shall repay the Advances in the same currency as that in which they were drawn down, with the HUF equivalent of USD calculated by applying the Exchange Rate in force at the due date.

                                     PART 7
                           REPRESENTATIONS, COVENANTS

7.1      REPRESENTATIONS OF THE BORROWERS

         Each of the Borrowers makes the representations and warranties set out in Clause 7.1.1. to Clause 7.1.9. The liability of the Borrowers under these representations and warranties is several and not joint.

7.1.1             LIABILITIES TOWARDS MATAV

                  The Borrowers declare that they have no further indebtedness towards MATAV other than the indebtedness set out opposite their respective names in the Third Schedule equal to a total of USD 11.2 million in connection with the transfer of the MATAV assets in the concession areas.

7.1.2             TOTAL DEBT

                  The Borrowers declare that other than in the ordinary course of business they have no further indebtedness toward any third parties other than those listed in the Third Schedule to this Agreement.

7.1.3             TAXES

                  The Borrowers declare that they have no material overdue taxes owing other than those included in the Third Schedule in this Agreement. The Borrowers are obliged to provide proof of fulfillment of the obligations included in this point and to report non-fulfilment within 3 working days following such events.

7.1.4             THE GUARANTOR'S OBLIGATIONS AND COMMITMENTS

                  The Guarantor represents that, to the best of its knowledge, it has no further significant and known obligations and commitments concerning HTCC Subsidiaries other than listed in the Six Schedule.

7.1.5             STATUS AND DUE AUTHORIZATION

                  Each Borrower is a corporation duly organized under the laws of the Republic of Hungary, and the Guarantor is a Delaware, U.S. Company with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorize its execution of this Agreement and its performance of its obligations hereunder has been duly taken, subject to: the approval of Tele Danmark A/S and the Investment Fund for Eastern and Central Europe in respect of KNC and Raba-Com, full payment of Citicorp and MATAV in respect of all share, and, in relation to the deposit of the shares in the Borrowers, the Hungarian Ministry of Telecommunication and Water Management has given its consent.

7.1.6             CLAIMS PARI PASSU

                  Under the laws of the Republic of Hungary, the claims of the Bank against it under this Agreement will rank at least pari passu with the claims of all its other unsecured creditors except those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

7.1.7             NO FILING OR STAMP TAXES

                  Under the laws of the Republic of Hungary, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Agreement.

7.1.8             OWNERSHIP OF THE BORROWERS

                  The Borrowers are subsidiaries of the Guarantor.

7.1.9             OWNERSHIP OF THE GUARANTOR

                  The Guarantor is a U.S. public company with its shares traded on the American Stock Exchange.

7.2      COVENANTS

7.2.1             MAINTENANCE OF LEGAL VALIDITY

                  Each of the Obligors shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Agreement and the relating Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Agreement.

7.2.2             CLAIMS PARI PASSU

                  Each of the Obligors shall ensure that at all times the claims of the Bank against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors except those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application. Furthermore, each Borrower states and represents, that it will not enter into any other loan agreement -except the individual loan agreements mentioned in Clause 2.1.4 of this Agreement - before the repayment all the made Advances without the prior written notice to the Bank.

7.2.3             NEGATIVE PLEDGE

                  Each Borrower hereby undertakes that, without the prior written consent of the Bank, it shall not create or permit to subsist any encumbrance except for a Permitted Lien over all or any of its present or future revenues or assets purchased or constructed from the proceeds of the

                  Facility, or other debt repaid out of the Facility.

7.2.4             REPORTING

                  The Borrowers undertake to send to the Bank the quarterly report of its parent company, the Guarantor in a 10-Q format, the annual reports in a 10-k format and the quarterly cash-flow reports and the monthly statistical reports, and their balance sheets for the respective quarter, and any other reasonable request of the Bank from time to time.

                                     PART 8
                                EVENTS OF DEFAULT

8.1 Each of Clause 8.1.1 to Clause 8.1.12 describes circumstances which constitute an Event of Default for the purposes of the individual loan agreements to be concluded with each Borrower. Clause 8.2 and Clause 8.3, and Clause 8.4 deal with the rights of the Bank after the occurrence of an Event of Default.


8.1.1             FAILURE TO PAY

                  A Borrower fails to pay any sum due from it hereunder at the time, in the currency and in the manner specified in its respective individual loan agreement.

8.1.2             TERMINATING ACCOUNT AGREEMENTS

                  A Borrower or the Guarantor terminates its Bank accounts held with the Bank during the term of the Facility provided under this Agreement.

8.1.3             MORTGAGING OR SELLING OF ASSETS

                  Mortgaging or selling of assets as defined in 11.1.2 or in case of announcing bankruptcy or liquidation, selling the asset(s) earmarked as security in different ways from what is specified in the mortgage agreement without consent of the Bank.

8.1.4             MISREPRESENTATION

                  Any representation or statement made by any of the Obligors in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made.

8.1.5             OTHER OBLIGATIONS

                  Any Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in this Agreement or in any security agreement and such failure is not remedied within thirty days after the Lender has given notice in writing thereof to such Obligor.

8.1.6             CROSS DEFAULT

                  Any indebtedness of a Borrower in an amount in excess of USD 1,000,000 is not paid when due, any indebtedness in an amount in excess of USD 1,000,000 of that Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor or creditors of the Borrower become entitled to declare any indebtedness in an amount in excess of USD 1,000,000 of the Borrower due and payable prior to its specified maturity, and no waiver has been obtained or is contented in good faith by the Borrower. For the avoidance of doubt, the default of a Borrower under its separate individual loan agreement does not have any effect on the status of the individual loan agreements of the other Borrowers.

8.1.7             INSOLVENCY AND RESCHEDULING

                  A Borrower is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

8.1.8             WINDING-UP

                  A Borrower takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets.

8.1.9             VALIDITY AND ADMISSIBILITY

                  At any time any material act, condition or thing required to be done, fulfilled or performed in order (a) to enable any of the Obligors lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by any of the Obligors in this Agreement are legal, valid and binding or (c) to make this Agreement admissible in evidence in each Obligor's jurisdiction of incorporation is not done, fulfilled or performed.

8.1.10            ILLEGALITY

                  At any time it is or becomes unlawful for any of the Obligors to perform or comply with any or all of its obligations hereunder or any of the obligations of any of the Obligors hereunder are not or cease to be legal, valid and binding.

8.1.11            TERMINATION OF THE CONCESSION CONTRACTS

                  At any time the Concession Contract of a Borrower is finally terminated and the termination comes into effect.

8.2.     NOTICE TO THE BORROWERS

         Upon the occurrence of an Event of Default at any time, the Bank shall by a 60 days written notice to the relevant Borrower request that the Borrower cure such Event of Default according to the relevant individual loan agreement.

8.3      ACCELERATION AND CANCELLATION

         Upon the occurrence of an Event of Default and the failure to cure such Event of Default as set forth in Clause 8.2 above at any time thereafter, the Bank shall by a 60 days written notice to the relevant
         Borrower:

         a) declare the Advances drawn down by the relevant Borrower to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder); and/or

         b) declare that the Facility shall be cancelled in respect of the relevant Borrower, whereupon the same shall be cancelled.

8.4      LENGTH OF TERMS

         If, pursuant to Clause 8.3 (Acceleration and Cancellation), the Bank declares the Advances to be due and payable, the Term in respect of any such Advance shall, if the Bank subsequently demands payment before the scheduled Repayment Date in respect of such Advance, be deemed of such length that it ends on the date that such demand is made.

                                     PART 9
                                    GUARANTEE

9.1.     GUARANTEE

         The Guarantor irrevocably and unconditionally guarantees to the Bank the due and punctual observance and performance of all the terms, conditions and covenants on the part of the Borrowers contained in this Agreement and agrees to pay to the Bank from time to time on demand any and every sum or sums of money which the Borrowers are at any time liable to pay to the Bank under or pursuant to this Agreement and which has become due and payable but has not been paid at the time such demand is made with at least 60 days notice. The Guarantor shall perform the above mentioned obligations on a 60 days prior written notice of the Bank.

9.2.     INDEMNITY

         The Guarantor irrevocably and unconditionally agrees as a primary obligation to indemnify the Bank from time to time on demand by the Bank from and against any loss incurred by the Bank as a result of any of the obligations of the Borrowers under or pursuant to this Agreement being or becoming void, voidable, unenforceable or ineffective as against the Borrower for any reason whatsoever, whether or not known to the Bank or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Borrowers.

9.3.     ADDITIONAL SECURITY

         The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Bank may at any time hold in respect of any of the Borrower's obligations hereunder.

9.4.     CONTINUING OBLIGATIONS

         The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Borrowers under this Agreement and shall continue in full force and effect until final payment in full of all amounts owing by the Borrowers hereunder and total satisfaction of all the Borrowers' actual obligations hereunder.

9.5.     ASSIGNMENT OF CLAIM

         If the Guarantor is obliged to make any payments under this Guarantee, it will take over the Bank's right to claim repayment and interest and other costs from the defaulting Borrower according to this Agreement, to the extent of the amount the Guarantor actually paid, without any further notice to or consent by the Bank.

9.6.     COMFORT LETTER FROM CITIZENS UTILITIES COMPANY

         Citizens Utilities Company shall issue a comfort letter to the Lender in a form attached to this Agreement as the Fifth Schedule.

                                     PART 10
                         DEFAULT INTEREST AND INDEMNITY

10.1     DEFAULT INTEREST PERIODS

         If any sum due (principal, interest) and payable by the Borrowers hereunder is not paid on the due date therefor in accordance with the provisions of Parts 4 and 6 or if any sum due and payable by the Borrowers under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of Borrowers to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into calendar days.

10.2     DEFAULT INTEREST

         During each such period relating thereto as is mentioned in Clause 10.1 (Default Interest Periods) an unpaid sum shall bear interest at the rate per annum which is 6 per cent above the interest rate defined in Clause 4.2.a.

10.3     PAYMENT OF DEFAULT INTEREST

         Any interest which shall have accrued under Clause 10.1 (Default Interest) in respect of an unpaid sum shall be due and payable and shall be paid by the Borrowers owing such unpaid sum at the end of the period by reference to which it is calculated or on such other dates as the Bank may specify by written notice to the Borrowers.

10.4     CURRENCY OF DEFAULT INTEREST

         In case of a failure to pay the amount maintained in USD when due, the Bank shall convert the USD amount to HUF at the time it is due, thus the interest on this shall be governed also by this clause.

                                     PART 11
                        GUARANTEES OF THE LOAN REPAYMENT

11.1 The security for the repayment of any debt incurred by the Borrowers to the Bank based on this Agreement shall include the following:

11.1.1            IMPUTATION RIGHT

                  Each Borrower shall authorize the Bank to debit at the due date - by exercising its imputation right - any account of the Borrower according to point No. 3.2 of the Business Regulation of Loans of the Bank, provided the debt still exists, by the amount of the matured facility and its interest and to enforce it with a prompt collection order debiting the Borrower's accounts held with the Bank, following the sequence for fulfilling payment orders with prior ranking, but before all other payment orders as specified in section (2) of paragraph 5 of Government Decree No. 39/1984. (XI.5.) pertaining to financial transactions and loans. A Borrower shall not be permitted to withdraw its authorization included in this point while its debt to the Bank still exists.

11.1.2            THE MORTGAGING OF THE ASSETS OF THE BORROWERS

                  Each Borrower  hereby agrees to grant a lien on all its assets
                  (i) purchased or constructed from the Facility provided according to this Agreement and (ii) purchased or constructed from those loans which are refinanced by the Facility provided in this Agreement, however the lien does not cover any assets to be purchased or constructed from a facility other than provided according to this Agreement.

                  The grant of a lien is subject to the approval of each Borrower's Board of Directors. The mortgaging of the assets of KNC and Raba-Com are also subject to the approval of Tele Denmark and the Danish Investment Fund for Central and Eastern Europe, and the repayment of Siemens Telefongyar Kft. supplier's credit. The mortgaging of the assets of Hungarotel is subject to the terms and conditions of the Turn-key Construction Contract between Fazis Rt. and Hungarotel.

                  The Parties will enter into a separate Security Agreement to establish these mortgages. Such Security Agreement will provide an option to the Lender allowing it to register the mortgaging of the assets in a public notary register upon the coming into force of a law to that effect.

11.1.3 DEPOSITING THE SHARES IN BORROWERS OWNED BY THE GUARANTOR FOR THE BENEFIT OF THE BANK

                  The Guarantor hereby agrees to deposit all of its shares held in the Borrowers with ABN AMRO Bank Magyarorszag Rt. as an escrow agent for the securing the repayment of the Facility provided under this Agreement. The deposit/lien is subject to the approval of Tele Denmark and the Danish Investment Fund for Central and Eastern Europe with respect to the shares of KNC and Raba-Com. It is understood that the shares in the Borrowers are currently deposited for securing indebtedness owed to MATAV and to Citicorp, therefore the deposit under this clause can be effected only upon the full payment of the debt to MATAV. The Parties will enter into a separate agreement to implement this deposit.

11.1.4            INSURANCE POLICY COVERING THE ASSETS OF THE BORROWERS

                  Each Borrower shall be obliged to (i) obtain an insurance policy covering the total value of the asset(s) earmarked for security if no such policy is already in place, (ii) send the policy, which must name the Bank as the beneficiary to the Bank within 60 days and (iii) confirm payment of premiums at the request of the Bank. A Borrower must not modify or terminate such insurance policy without the Bank's consent.

11.1.5            BANK ACCOUNTS OF BORROWERS

                  Each Borrower and the Guarantor shall conduct all practical financial transactions through settlement accounts opened for this purposes exclusively with the Bank where available. In those regions not having local Bank facilities, alternative financial institutions may be used. Each Borrower and the Guarantor shall use its best efforts to open all bank accounts by December 31, 1996. The Bank shall charge a turnover fee of 0.125% for all debit transactions.

11.1.6            SUPERVISORY BOARD SEATS

                  The Guarantor agrees that, at the next General Meetings of each Borrower (which each Borrower agrees to hold no later than 60 days from the date of the execution of this Agreement) it shall nominate and vote its shares in favour of a nominee of the Bank as one member of the respective Supervisory boards of the Borrowers.

11.1.7 FINANCING SUPPORT AGREEMENT WITH THE MINISTRY OF TRANSPORT, TELECOMMUNICATIONS AND WATER MANAGEMENT

                  Each Borrow undertakes to sign an agreement with the Lender and the Hungarian Ministry of Transport, Telecommunications and Water Management ("the Ministry") relating to its concession agreement, and such agreement will cover the following issues:

                  - the Ministry approves the grant of a mortgage on the assets as set forth in Clause 11.1.2 and a lien on the Guarantor's shares in each Borrower, to the Lender, including the enforcement of these securities by the Lender in the event of default;
                  - the Ministry approves the continuation of the concession agreements if the Lender enforces its rights as a secured party;
                  - the Ministry will not approve the grant of further mortgage over the assets without consent of the Lender in respect of assets that were purchased/installed using the Facility or other loans/supplier credits repaid from the Facility;
                  - the Lender will receive copies of all Notifications sent by the Ministry to the Borrowers;
                  - if, after a Borrower is liquidated due to bankruptcy, a new concession company is formed, the Lender has the right to determine the new shareholding structure. However, the Lender undertakes to make all reasonable actions required to avoid the liquidation of the Borrowers;
                  - if a concession agreement is terminated and a new tender is announced, the new concession holder will be obliged to buy all the assets of the relevant Borrower at a price determined by the Lender and accepted by an independent auditor,

                  - the Ministry is not entitled to amend a concession agreement when the relevant Borrower is in material default (which has not been cured within 30 days following written notice of such default by the Lender) of its individual loan agreement without the Lender's consent, which shall not be unreasonably withheld.

                  This Agreement and any of the separate individual loan agreements with the Borrowers are effective regardless of whether the Ministry agrees to any or all of the points raised in this clause 11.1.7, and the lack of Agreement because of the Minister does not enter into such Agreement, does not constitute an event of default.

                                     PART 12
                            ASSIGNMENTS AND TRANSFERS

12.1     BINDING AGREEMENT

         The Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

12.2     NO ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS

         No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder except in the event of a merger or consolidation of the Obligors.

12.3     ASSIGNMENTS AND TRANSFERS BY BANK

         The Bank may, at any time and by completing a Transfer Certificate, assign all or any of its rights, benefits and obligations hereunder to a consortium of banks. Any transfer to a third party who is not a member of a consortium of banks requires the consent of the Guarantor, which can not to be unreasonably withheld. In the event of such transfer, the Bank will remain bound by its obligations under this Agreement and any individual loan agreements with the Borrowers.

                                     PART 13
                     SPECIAL AGREEMENTS REGARDING FAZIS RT.

13.1     RIGHT OF FIRST NEGOTIATION

         The Guarantor hereby agrees to secure the right of first negotiation of Fazis Rt. to purchase Guarantor's shares in the Borrowers in compliance with current legal regulations subject to Tele Denmark's and the Danish Fund for Central and Eastern Europe's rights of first refusal with respect to the shares. This right of negotiation does not apply to any change in the ownership of the Borrowers which is due to (i) a merger or consolidation of the Borrowers, (ii) a merger or consolidation or joint venture of the Borrowers (or the merged Borrowers) or with other local Hungarian telephone concession companies or (iii) the transfer of shares in the Borrowers to affiliates of the Guarantor.

13.2     CONSULTANCY

         The Borrowers and the Guarantor hereby accept FAZIS Rt. as the consultant of the Bank.

                                     PART 14
                         LEGAL DISPUTE AND GOVERNING LAW

14.1     LEGAL DISPUTES

         The Parties shall attempt to resolve all disputes pertaining to this contract through mutual agreement, and in case of the failure of such attempts the Permanent Arbitration Court attached to the Hungarian Chamber of Commerce and Industry will be assigned exclusively to deal with the issue. The language of the proceedings shall be Hungarian.

14.2     GOVERNING LAW

         Issues not regulated in this contract shall be governed by the following:

         a) The bank account agreement to be signed between the Bank and each Borrower;

         b) General Business Conditions of the Bank and the Business Regulations for Loans;

         c) Provisions pertaining to bank loans of the Civil Code of the Republic of Hungary;

         d) other laws and statutes of the republic of Hungary on money transactions and bank loans.

14.3     GOVERNING LANGUAGE

         This Agreement is executed in both English and Hungarian. In the event of any discrepancies, the Hungarian language version shall prevail, except in respect of Part 9 (Guarantee) where the English language version shall prevail.

                                     PART 15
                                  MISCELLANEOUS

15.1     EFFECTIVENESS

         This Agreement shall come into effect upon the authorized signing by the Parties except in the case of Raba-Com and KNC, for whom it shall come into effect only upon receipt of required approval from Tele Denmark A/S and the Investment Fund for Eastern and Central Europe.

15.2     COMMUNICATIONS AND NOTICES

         Each communication and notice to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax, and confirmed by letter to the following addresses and fax numbers:

         (1)      Postabank es Takarekpenztar Rt., 1132 Budapest, Vaci ut
                  48.
                  To the attention of: Horvath Geza fax number: 270-2246

         (2) Hungarotel Tavkozlesi Rt., 1126 Budapest, Kiralyhago u.2 To the attention of: Andrew E. Nicholson fax number: 202-4778

         (3) Papa es Tersege Telefon Koncesszios Reszvenytarsasag, 8500 Papa, Major u. 2. To the attention of: Andrew E. Nicholson fax number:202-4778

         (4) Kelet-Nograd Com., 3100 Salgotarjan, Munkasotthon ter 1. To the attention of: Andrew E. Nicholson fax number:202-4778

         (5) Raba-Com Tavkozlesi es Telekommunikacios Koncesszios Rt., 9600 Sarvar, Ady Endre u. 1.

                  To the attention of: Andrew E. Nicholson fax number:202-
                  4778

         (6)      HTCC Consulting Rt., 1126 Budapest, Kiralyhago u. 2.
                  To the attention of: Andrew E. Nicholson fax number:202-
                  4778

         (7)      Hungarian Telephone and Cable Corp., 1126 Budapest,
                  Kiralyhago u. 2.,
                  To the attention of: Andrew E. Nicholson fax number: 202-
                  4778

         All communications shall be copied to Dr. Peter Lakatos fax number: 268-1610

15.3     LANGUAGE OF COMMUNICATION

         Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof. Bank account statements may be in Hungarian.

15.4     COPIES
         This Agreement is signed in 8 original copies.

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.

         [Duly Executed by all of the parties]